Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

November 2, 2021

Credit Suisse AG
Paradeplatz 8
CH 8001 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-238458-02) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, the Company’s Medium-Term Notes to be issued from time to time by the Company. These securities include the notes identified in Exhibit A attached hereto (the “Notes”). The Notes have been issued pursuant to the Senior Indenture dated as of March 29, 2007 (as amended and supplemented from time to time and in effect as of the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and all statements as to factual matters in certificates of officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that in our opinion, the Notes, when duly executed, authenticated and issued and delivered in accordance with the Indenture and the applicable underwriting or other distribution agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights

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generally, (ii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and (iii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, except that we express no opinion as to the application of state securities or Blue Sky laws to the Notes. Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent inquiry or investigation, on the opinion of Homburger AG, Swiss legal counsel for the Company, dated October 29, 2021 and filed by the Company with the Commission as an exhibit to a Current Report on Form 6-K on October 29, 2021. Our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG.

In connection with the opinion expressed above, we have assumed that the Trustee is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (1) the execution, delivery and performance under the Indenture (A) are within the corporate powers of the Trustee, (B) do not and will not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Trustee or the Company, (C) require no action by or in respect of, or filing with, any governmental body, agency or official and (D) do not contravene, or constitute a default under, any provision of applicable law or regulation, public policy or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Trustee; and (2) that the Indenture has been duly authorized, executed and delivered by the Trustee and the Company and is a valid, binding and enforceable agreement of the Trustee.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Notes or (z) the effectiveness of any service of process made other than in accordance with applicable law. In addition, we note that the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

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We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be filed by the Company with the Commission on the date hereof and its incorporation by reference into the Registration Statement.

In giving our consent above, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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Exhibit A

Title of Securities	Date of Pricing Supplement	Pricing Supplement No.
Contingent Coupon Autocallable Reverse Convertible Securities due December 2, 2022	October 28, 2021	F1858
Contingent Coupon Autocallable Reverse Convertible Securities due August 2, 2022	October 28, 2021	F1868
Contingent Coupon Autocallable Reverse Convertible Securities due August 2, 2022	October 28, 2021	F1869
Contingent Coupon Autocallable Reverse Convertible Securities due August 2, 2022	October 28, 2021	F1870
Contingent Coupon Callable Yield Notes due November 2, 2023	October 29, 2021	F1871
Contingent Coupon Callable Yield Notes due November 2, 2023	October 29, 2021	F1872
Knock-Out Notes due November 16, 2022	October 29, 2021	J1336
Buffered Accelerated Return Equity Securities due November 1, 2024	October 29, 2021	K1797/A

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Absolute Return Buffered Securities due May 2, 2024	October 29, 2021	K1799
Buffered Accelerated Return Equity Securities due November 2, 2023	October 29, 2021	K1801
Autocallable Securities due November 4, 2024	October 29, 2021	T2152
Digital Plus Barrier Notes due November 2, 2026	October 29, 2021	T2162
Digital Plus Barrier Notes due October 31, 2025	October 29, 2021	T2163
Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside due October 27, 2023	October 28, 2021	U6192
Contingent Coupon Autocallable Yield Notes due May 3, 2023	October 29, 2021	U6197
Contingent Coupon Autocallable Yield Notes due May 2, 2023	October 29, 2021	U6241
Auto-Callable Contingent Income Securities due November 1, 2024	October 29, 2021	U6256

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Contingent Coupon Autocallable Yield Notes due November 4, 2024	October 29, 2021	U6259
Contingent Coupon Autocallable Yield Notes due November 4, 2024	October 29, 2021	U6261
Contingent Coupon Autocallable Yield Notes due November 4, 2024	October 29, 2021	U6262
Contingent Coupon Callable Yield Notes due November 2, 2023	October 29, 2021	U6266

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